State of Utah
DEPARTMENT OF COMMERCE
Division of Corporations & Commercial Code
Articles of Amendment to Articles of Incorporation (Profit)

9/21/2018
7502216
$37.00

RECEIVED
SEP 21 2018
Utah Div. of Corp. & Comm. Code
11:25 AM

Entity Number: 551809-0142

Non-Refundable Processing Fee: $37.00

AMENDMENT

Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1. The name of the corporation is: Western Sierra Mining Corp
2. The date the following amendment(s) was adopted: September 24, 2018
3. If changing the corporation name, the new name of the corporation is: Western Sierra Resource Corporation
4. The text of each amendment adopted (include attachment if additional space needed):

SEE ATTACHED AMENDMENT

5. If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

6. Indicate the manner in which the amendment(s) was adopted (mark only one):

☐ Adopted by Incorporators or Board of Directors – Shareholder action not required.

☑ Adopted by Shareholders – Number of votes cast for amendment was sufficient for approval.

7. Delayed effective date (if not to be effective upon filing) ______________ (MM-DD-YYYY *not to exceed 90 days*)

Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By: [signature]

Title: CFO, Secretary, Director

Date: September 24, 2018

Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

Mailing/Faxing Information: www.corporations.utah.gov/contactus.html Division's Website: www.corporations.utah.gov

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certify that the foregoing has been filed and approved on this 21 day of Sept. 20 18 in this office of this Division and hereby issued This Certificate thereof.

Examiner SLB Date 9/25/18

Jason Sterzer
Division Director

01-14

RECEIVED
SEP 21 2018
Utah Div. of Corp. & Comm. Code
11:25AM

WAIVER OF NOTICE AND CONSENT BY SHAREHOLDERS OF WESTERN SIERRA MINING CORPORATION

The undersigned shareholders, Roger A. Johnson II and Dennis Atkins, being holders of common and preferred shares having total combined votes of 1,239,576,000 out of a total of 1,526,349,353 votes based on the currently issued and outstanding voting shares (a majority) of Western Sierra Mining Corporation ("Corporation"), hereby waive notice regarding a call to consider and a vote of the Western Sierra Mining Corporation Shareholders as to the following shareholders' resolution now being proposed for corporate action.

Pursuant to the Bylaws of the Corporation and in conformance with the provisions of the Utah Revised Business Corporation Act, Section 16-10a-107, a corporate action ("Corporate Action") may be taken without a meeting and without prior notice if one or more written consents to the action to be taken are signed by holders of not less than the minimum number of shares necessary to authorize such Corporate Action before a shareholders' quorum present and voting at a duly noticed meeting;

It is hereby affirmed that this Shareholder Consent has been approved and adopted by unanimous consent of the Corporation's duly constituted Board of Directors; and

It is hereby affirmed that said Corporate Action, as set forth below, is not in conflict the Articles of Incorporation or the Bylaws of the Corporation, as amended, or the laws of the State of Utah.

The undersigned hereby consent in writing and vote all of their voting shares of record in favor of the adoption of the proposed Resolution as set forth below ("Shareholders' Consent"):

RESOLVED, that by this Shareholders' Consent, the Articles of Incorporation are hereby amended as follows:

Article I f the Articles of Incorporation is amended to read:

ARTICLE I
<u>CORPORATE NAME</u>

The name of this corporation is "Western Sierra Resource Corporation."

BE IT FURTHER RESOLVED, that the Board of Directors is herby authorized to undertake any and all necessary action to implement the above Resolution as a matter of law and compliance; and

That this Shareholder Consent and this Resolution shall be filed with the minutes of the Shareholders' Meetings.

The undersigned hereby certifies that the following is a true and correct list of the present Officers and Directors of the Corporation:

Dennis Atkins, President and Sole Director

Dated this 24th day of September, 2018

Dennis Atkins, Director

...CEIVED
...EP 21 2018
...tah Div. of Corp. & Comm. Code

11:25. AM.

As to the Shareholders' Waiver of Notice and Consent:

Roger A. Johnson, II, Shareholder

Dennis Atkins, Shareholder

WAIVER OF NOTICE AND CONSENT BY SHAREHOLDERS OF WESTERN SIERRA MINING CORPORATION

The undersigned shareholders, Roger A. Johnson II and Dennis Atkins, being holders of common and preferred shares having total combined votes of 1,239,576,000 out of a total of 1,526,349,353 votes based on the currently issued and outstanding voting shares (a majority) of Western Sierra Mining Corporation ("Corporation"), hereby waive notice regarding a call to consider and a vote of the Western Sierra Mining Corporation Shareholders as to the following shareholders' resolution now being proposed for corporate action.

Pursuant to the Bylaws of the Corporation and in conformance with the provisions of the Utah Revised Business Corporation Act, Section 16-10a-107, a corporate action ("Corporate Action") may be taken without a meeting and without prior notice if one or more written consents to the action to be taken are signed by holders of not less than the minimum number of shares necessary to authorize such Corporate Action before a shareholders' quorum present and voting at a duly noticed meeting;

It is hereby affirmed that this Shareholder Consent has been approved and adopted by unanimous consent of the Corporation's duly constituted Board of Directors; and

It is hereby affirmed that said Corporate Action, as set forth below, is not in conflict the Articles of Incorporation or the Bylaws of the Corporation, as amended, or the laws of the State of Utah.

The undersigned hereby consent in writing and vote all of their voting shares of record in favor of the adoption of the proposed Resolution as set forth below ("Shareholders' Consent"):

RESOLVED, that by this Shareholders' Consent, the Articles of Incorporation are hereby amended as follows:

Article I f the Articles of Incorporation is amended to read:

ARTICLE I
CORPORATE NAME

The name of this corporation is "Western Sierra Resource Corporation."

BE IT FURTHER RESOLVED, that the Board of Directors is herby authorized to undertake any and all necessary action to implement the above Resolution as a matter of law and compliance; and

That this Shareholder Consent and this Resolution shall be filed with the minutes of the Shareholders' Meetings.

The undersigned hereby certifies that the following is a true and correct list of the present Officers and Directors of the Corporation:

Dennis Atkins, President and Sole Director

Dated this 24th day of September, 2018

Dennis Atkins, Director

Roger A. Johnson, II, Shareholder

Dennis Atkins, Shareholder

STATE of OKLAHOMA
COUNTY of LOGAN

This Waiver of Notice and Consent by Shareholders was acknowledged before me this 3rd day of October 2018 by Dennis Atkins as Shareholder of Western Sierra Mining Corporation.

WITNESS my hand and official seal. My commission expires 09-13-21.

Sandra O'Lena
Notary Public

SANDRA O'LENA
Logan County
Notary Public in and for
State of Oklahoma
Comm. # 05008546 Exp. 09/13/2021

STATE of COLORADO
COUNTY of ROUTT

The foregoing Waiver of Notice and Consent by Shareholders was acknowledged before me this 3 day of October 2018 by Roger A. Johnson II as Shareholder of Western Sierra Mining Corporation.

WITNESS my hand and official seal. My commission expires 7/7/21.

Notary Public

THEODORE CAREY
NOTARY PUBLIC
STATE OF COLORADO
NOTARY ID 20054026564
My Commission Expires July 7, 2021